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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Commission

      Date of Report (Date of earliest event reported):  November 18, 1996

              Cambridge Technology Partners (Massachusetts), Inc.
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             (Exact name of Registrant as specified in its charter)

                  304 Vassar Street, Cambridge, Massachusetts
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                    (Address of principal executive offices)

                                     02139
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                                   (Zip Code)

                                 (617) 374-9800
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               Registrant's telephone number, including area code


          Delaware                                 0-21040                        06-132-0610
----------------------------------------     -----------------         -------------------------
(State or other jurisdiction of           (Commission File Number)  (IRS Employer Identification No.)
        Incorporation

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Item 5.  Other Events.
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     On November 18, 1996, Cambridge Technology Partners (Massachusetts), Inc.
(the "Company") acquired all of the outstanding shares of capital stock of Ramos & Associates ("Ramos"), a California corporation, pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated as of October 31, 1996, among the Company, the stockholders of Ramos and the other parties named therein. The acquisition was accomplished through a merger of the Company's acquisition subsidiary and Ramos in an exchange of 1,175,124 shares of the Company's common stock for all outstanding shares of capital stock of Ramos. The acquisition will be accounted for under the pooling-of-interests method. The purchase price and terms for the transaction were determined in arms-length negotiations.

     The information contained in the press release dated November 19, 1996, attached as Exhibit 99.1, is hereby incorporated by reference.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

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     (c)  Exhibits.
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          99.1 Press Release dated November 19, 1996.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CAMBRIDGE TECHNOLOGY PARTNERS
                                     (MASSACHUSETTS), INC.



November 26, 1996                    By:  /s/James K. Sims
                                          ----------------------------------
                                          James K. Sims
                                          Chief Executive Officer